UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2014 (June 5, 2014)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 140, Westminster, CO 80020

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 5, 2014, the Company held it’s 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) at which the Company’s stockholders voted upon (i) the election of Company nominees Dr. Michael R. Bristow and Mr. Robert E. Conway, to the Company’s Board of Directors (the “Board”) for a three-year term ending at the 2017 Annual Meeting of Stockholders and (ii) the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The stockholders elected both director nominees and ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The tabulation of votes cast with respect to each matter voted upon, as applicable, was as follows:

1. Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Michael R. Bristow, M.D., Ph.D.	3,698,688	119,242	10,028,926
Robert E. Conway	3,707,261	110,669	10,028,926

2. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014

For	Against	Abstentions	Broker Non-Votes
13,763,868	72,354	10,634	—

Item 8.01 Other Events

Appointment of Robert E. Conway as Chairman of the Board of Directors

On June 5, 2014, the Board also appointed Mr. Conway as the Chairman of the Board of the Company. A copy of the press release relating to Mr. Conway’s election is attached hereto as Exhibit 99.1

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release titled “Robert E. Conway Elected Chairman of ARCA biopharma Board of Directors” dated June 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2014

ARCA biopharma, Inc. (Registrant)

By:	/s/ Christopher D. Ozeroff
Name:	Christopher D. Ozeroff
Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release titled “Robert E. Conway Elected Chairman of ARCA biopharma Board of Directors” dated June 9, 2014.

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